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     As filed with the Securities and Exchange Commission on March 6, 2002
                                 Reg. No. 333-
                                              -------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    --------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    --------
                                  SALTON, INC.
             (Exact Name of Registrant as Specified in its Charter)

           Delaware                                  36-3777824
  (State of Incorporation)               (I.R.S. Employer Identification No.)

                                1955 Field Court
                           Lake Forest, Illinois 60045
              (Address and Zip Code of Principal Executive Offices)

                                    --------
                  SALTON, INC. 2001 EMPLOYEE STOCK OPTION PLAN
               TOASTMASTER INC. SAVINGS AND INVESTMENT 401(k) PLAN
                            (Full Title of the Plans)

                                    --------
                                 William B. Rue
                      President and Chief Operating Officer
                                  Salton, Inc.
                                1955 Field Court
                           Lake Forest, Illinois 60045
           (Name, Address, and Telephone Number of Agent For Service)

                                    --------
                         CALCULATION OF REGISTRATION FEE

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      TITLE OF SECURITIES               AMOUNT           PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
        TO BE REGISTERED                 TO BE          OFFERING PRICE PER   AGGREGATE OFFERING   REGISTRATION FEE
                                     REGISTERED (1)         SHARE (2)             PRICE (2)
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
Common Stock, par value $.01
per share                           950,000 shares            $19.83             $18,838,500          $1,733.14
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

(1) Represents the maximum number of shares of Common Stock that may be offered pursuant to this Registration Statement, consisting of 900,000 shares issuable pursuant to the Salton, Inc. 2001 Employee Stock Option Plan and 50,000 shares issuable pursuant to the Toastmaster Inc. Savings and Investment 401(k) Plan. In the event of a stock split, stock dividend, or similar transaction involving the Common Stock, in order to prevent dilution, the number of shares of Common Stock registered hereby shall be automatically increased to cover the additional shares of Common Stock in accordance with Rule 416 under the Securities Act of 1933, as amended ("Securities Act").

(2) Calculated pursuant to Rules 457(h)(1) and 457(c) based on the average of the high and low prices reported for the Registrant's common stock on the New York Stock Exchange on February 28, 2002. Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.


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                                EXPLANATORY NOTE


As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in
Part I of Form S--8.


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3:  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by Salton, Inc. (the "Company") are incorporated in this Registration Statement on Form S--8 (the "Registration Statement") by reference:

     (a) The Company's Annual Report on Form 10-K with respect to the fiscal year ended June 30, 2001 (the "2001 10-K") filed by the Company with the Securities and Exchange Commission (the "Commission").

     (b) All other reports filed by the Company with the Commission pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since June 30, 2001.

     (c) The description of the Company's Common Stock under the caption "Description of Capital Stock" on pages 33 to 35 of the prospectus forming a part of the Registration Statement on Form S-1 (Reg. No. 33-42097) under the Securities Act of 1933, as amended, declared effective by the Commission on October 19, 1991.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post--effective amendment which indicates that all securities registered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

                                    --------

                                     EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this registration statement by reference from the Company's Annual Report on Form 10-K for the year ended June 30, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ITEM 4:  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5:  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6:  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law ("DGCL"), inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines

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and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actual and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct. The Second Amended and Restated Certificate of Incorporation of the Company, as amended (the "Charter"), provides that directors and officers shall be indemnified as described above in this paragraph to the fullest extent permitted by the DGCL; provided, however, that any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person shall be indemnified only if such proceeding (or part thereof) was authorized by the board of directors of the Company.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

     The Charter provides that, to the fullest extent permitted by the DGCL, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.
Section 102(b)(7) of the DGCL currently provides that such provisions do not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to the declaration of dividends and purchase or redemption of shares in violation of the DGCL), or
(iv) for any transaction from which the director derived an improper personal benefit. Reference is made to the Company's Charter filed as Exhibits 4.3, 4.3(a) and 4.3(b) hereto and by-laws filed as Exhibit 4.2 hereto.

     The Company maintains directors' and officers' liability insurance policies covering certain liabilities of persons serving as officers and directors and providing reimbursement to the Company for its indemnification of such persons.


ITEM 7:  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

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ITEM 8:  EXHIBITS


  Exhibit
  Number                        Description of Exhibit
  -------                       ----------------------

    4.1 Form of specimen certificate representing the Company's Common Stock. Incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No. 33-42097).

    4.2 By-Laws of the Company. Incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No. 33-42097).

    4.3 Second Amended and Restated Certificate of Incorporation of the Company. Incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No. 33-42097).

   4.3(a) Amendment to the Second Amended and Restated Certificate of Incorporation of the Company dated January 13, 1999

   4.3(b) Amendment to the Second Amended and Restated Certificate of Incorporation of the Company dated January 13, 2000

    5.1            Opinion of Sonnenschein Nath & Rosenthal

    23.1           Consent of Sonnenschein Nath & Rosenthal (included in Exhibit
                   5.1)

    23.2           Consent of Deloitte & Touche LLP

    24.1           Powers of Attorney (on signature page)

ITEM 9.  UNDERTAKINGS

(a)  Rule 415 Offering.  The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  Incorporation of Subsequent Exchange Act Documents by Reference.

         The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)  Form S-8 Registration Statement.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lake Forest, Illinois on March 6, 2002.


                                SALTON, INC.

                                By:    /s/ Leonhard Dreimann
                                       -----------------------------------
                                       Leonhard Dreimann
                                       Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leonhard Dreimann, David Sabin and William B. Rue and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, in and about the premises, as fully to all intents and purposes as he or

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she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, and each of them, and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 6th day of March, 2002.


Signature

/s/ Leonhard Dreimann        Chief Executive Officer and Director
--------------------------   (Principal Executive Officer)
Leonhard Dreimann

/s/ John Thompson            Chief Financial Officer (Principal Accounting and
--------------------------   Financial Officer)
John Thompson

/s/ William B. Rue           President, Chief Operating Officer and Director
--------------------------
William B. Rue

/s/ David C. Sabin           Chairman, Secretary and Director
--------------------------
David C. Sabin

/s/ Frank Devine             Director
--------------------------
Frank Devine

/s/ Bert Doornmalen          Director
--------------------------
Bert Doornmalen

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                                INDEX TO EXHIBITS

   Exhibit
   Number                            Description of Exhibit
   -------                           ----------------------

   4.3(a) Amendment to the Second Amended and Restated Certificate of Incorporation dated January 13, 1999

   4.3(b) Amendment to the Second Amended and Restated Certificate of Incorporation dated January 13, 2000

     5.1          Opinion of Sonnenschein Nath & Rosenthal

    23.1          Consent of Sonnenschein Nath & Rosenthal (included in Exhibit
                  5.1)

    23.2          Consent of Deloitte & Touche LLP